      As filed with the Securities and Exchange Commission on June 14, 1999

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                         GENZYME TRANSGENICS CORPORATION
             (Exact name of registrant as specified in its charter)

           MASSACHUSETTS                                      04-3186494
(State or other jurisdiction of incorporation)   (I.R.S. Employer Identification No.)

               FIVE MOUNTAIN ROAD, FRAMINGHAM, MASSACHUSETTS 01701
                    (Address of Principal Executive Offices)

                           1993 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                             SANDRA NUSINOFF LEHRMAN
                      President and Chief Executive Officer
                         Genzyme Transgenics Corporation
                               Five Mountain Road
                         Framingham, Massachusetts 01701
                                 (508) 872-8400
            (Name, address and telephone number of agent for service)

                                 with copies to:

                           LYNNETTE C. FALLON, ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100

                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------
Title of each class of securities       Amount to be       Proposed maximum      Proposed maximum        Amount of
         to be registered                registered       offering price per    aggregate offering   registration fee
                                                               share(1)              price(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        375,000 shares (2)          $4.50              $1,687,500            $469.12
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on June 8, 1999 as reported by the Nasdaq National Market System.
(2) This Registration Statement registers an additional 375,000 shares issuable under the Registrant's 1993 Equity Incentive Plan (the "Plan"). An aggregate of 3,015,000 shares issuable under the Plan have previously been registered under seven prior registration statements (Registration Nos. 33-69516, 33-84706, 33-88030, 33-92998, 333-04535,
         333-29977 and 333-56749).

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENT.

         Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 28, 1993 (File No. 33-69516) relating to the registration of 350,000 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1993 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 375,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1999.

                  (b) All other reports of the Registrant filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

                  (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-21794) filed on May 19, 1993, including any amendment or report filed for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, the Clerk of the Company, is a partner of Palmer & Dodge LLP.

ITEM 8.  EXHIBITS.

         See Exhibit Index immediately following the signature page.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 9th day of June, 1999.



                                      GENZYME TRANSGENICS CORPORATION



                                      By:      /s/ Sandra Nusinoff Lehrman
                                         ---------------------------------------
                                         Sandra Nusinoff Lehrman
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genzyme Transgenics Corporation, hereby severally constitute and appoint Sandra Nusinoff Lehrman, John B. Green and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated and on this 14th day of June, 1999:

SIGNATURE                                 CAPACITY

/s/ Sandra Nusinoff Lehrman               President, Chief Executive Officer
----------------------------------
Sandra Nusinoff Lehrman                   (Principal Executive Officer) and Director


/s/ John B. Green                         Vice President, Treasurer and Chief Financial
----------------------------------
John B. Green                             Officer (Principal Financial Officer and
                                          Principal Accounting Officer)

/s/ James A. Geraghty                     Chairman of the Board and Director
----------------------------------
James A. Geraghty


/s/ Henri A. Termeer                      Director
----------------------------------
Henri A. Termeer


/s/ Robert W. Baldridge                   Vice Chairman of the Board and Director
----------------------------------
Robert W. Baldridge


/s/ Henry E. Blair                        Director
----------------------------------
Henry E. Blair


/s/ Alan E. Smith                         Director
----------------------------------
Alan E. Smith


/s/ Alan W. Tuck                          Director
----------------------------------
Alan W. Tuck


/s/ Francis J. Bullock                    Director
----------------------------------
Francis J. Bullock

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                     DESCRIPTION

4.1.1 Restated Articles of Organization of Genzyme Transgenics Corporation, as amended. Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 0-21794) and incorporated herein by reference.

4.1.2 Articles of Amendment to the Restated Articles of Organization of the Company filed with the Secretary of the Commonwealth of Massachusetts on June 26, 1997. Filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997 (Commission File No. 0-21794) and incorporated herein by reference.

4.2               By-laws of Genzyme Transgenics Corporation. Filed as Exhibit
                  3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-62782) and incorporated herein by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants.

23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5).

24 Power of Attorney (set forth on the Signature Page to this Registration Statement).